QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.3

CONSENT OF EXPERT

TO:
Suncor Energy Inc.
The Securities and Exchange Commission

Re:    Suncor Energy Inc.

Dear Sirs:

        We refer to the following reports (the "Reports") prepared by GLJ Petroleum Consultants Ltd. ("GLJ"):

  •
  Reserves Assessment and Evaluation of In Situ Oil Sands Properties—Summary dated February 23, 2018; and

  •
  Reserves Assessment and Evaluation of Oil Sands Mining Properties—Summary dated February 23, 2018,

which provide GLJ's reports on proved and probable reserves evaluations of Suncor Energy Inc.'s Canadian mining and in-situ leases that were evaluated as at December 31, 2017.

        We hereby consent to being named in, and to the use of, or reference to, excerpts and information derived from the said Reports by Suncor Energy Inc. in its Registration Statement on Form F-10, dated as of May 31, 2018 (the "Registration Statement"), and any amendments thereto. We hereby also consent to the reference to our firm under the heading "Experts".

Yours truly,
GLJ PETROLEUM CONSULTANTS LTD.
/s/ TIM R. FREEBORN Tim R. Freeborn, P. Eng. Vice President

Dated: May 31, 2018
Calgary, Alberta CANADA

QuickLinks

  Exhibit 5.3
CONSENT OF EXPERT
Re: Suncor Energy Inc.